Exhibit 10(g)(5)

AMENDMENT NO. 3

TO THE

2007 AMENDMENT AND RESTATEMENT

OF THE

XEROX CORPORATION

UNFUNDED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

W I T N E S S E T H:

WHEREAS, Xerox Corporation (the “Company”) has established the Xerox Corporation Unfunded Supplemental Executive Retirement Plan, which is presently set forth in the “2007 Amendment and Restatement of the Xerox Corporation Unfunded Supplemental Executive Retirement Plan,” as amended by Amendment to Certain Deferred Compensation Plans Maintained by Xerox Corporation, dated as of December 4, 2007, and Amendment Nos. 1 and 2 (the “Plan”), and

WHEREAS, the Company desires to amend the Plan,

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 6 shall be amended by adding at the end thereof new Subsection (G), which shall read in its entirety as follows:

“(G) Notwithstanding any other provision of this Plan (including but not limited to Section 8), no benefits may be earned under this Plan after December 31, 2012, and no benefit may be based on compensation earned or services performed after December 31, 2012.”

The foregoing amendment is effective as of the date stated herein. In all other respects, the Plan remains unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of this 7th day of December, 2011.

XEROX CORPORATION

By:	/s/ Thomas J. Maddison
Vice President